Exhibit 99.2

Save Foods, Inc. Announces CLOSING of $12 million Public Offering and nasdaq listinG

Tel Aviv, Israel, May 18, 2021 – Save Foods, Inc. (“Save Foods” or the “Company”) (Nasdaq: SVFD), an agri-food-tech company focused on developing and selling eco-friendly products specifically designed to extend the shelf life and ensure food safety of fresh fruits and vegetables, today announced the closing of its underwritten public offering of 1,090,909 shares of Common Stock at a price to the public of $11.00 per share. The gross proceeds to the Company from this offering were approximately $12,000,000, before deducting underwriting discounts, commissions and other offering expenses, and excluding the exercise of the over-allotment option, if any. Save Foods has granted the underwriter a 45-day option to purchase up to 163,636 additional shares of Common Stock to cover over-allotments, if any, at the public offering price, less the underwriting discounts and commissions.

ThinkEquity, a division of Fordham Financial Management, Inc., acted as sole book-running manager for the offering.

Save Foods intends to use the proceeds of the offering for product research and development and purchase of lab equipment, gaining regulatory approvals and commercialization, building up its sales and marketing, working capital and general corporate purposes.

The offering was made pursuant to an effective registration statement on Form S-1 (Registration No. 333-254327) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). A final prospectus relating to this offering has been filed with the SEC. Copies of the final prospectus relating to the offering may be obtained, when available, by contacting ThinkEquity, a division of Fordham Financial Management, Inc., 17 State Street, 22nd Floor, New York, New York 10004, Telephone: (877) 436-3673, email: prospectus@think-equity.com. Investors may also obtain these documents at no cost by visiting the SEC’s website at https://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Save Foods, Inc.

Save Foods is an innovative, dynamic company addressing two of the most significant challenges in the AgriFoodTech industry: food waste & loss and food safety. We are dedicated to delivering integrated solutions for improved safety, freshness and quality, every step of the way from field to fork. Collaborating closely with our customers, we develop new solutions that benefit the entire supply chain and improve the safety and quality of life of both the workers and the consumers alike. Our initial applications are in post-harvest treatments in fruit and vegetable packing houses processing citrus fruits, avocado, pears, bell peppers and mangos. By controlling and preventing pathogen contamination and significantly reducing the use of hazardous chemicals and their residues, Save Foods products not only prolong fresh produce shelf life and reduce food loss and waste, it also ensures a safe, natural, and healthy product. For more information, please visit https://savefoods.co/, the content of which is not a part of this press release.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. For example, Save Foods is using forward-looking statements in this press release when it discusses the possible offering of additional shares of Common Stock, and the intended use of proceeds. Because such statements deal with future events and are based on Save Foods’ current expectations, they are subject to various risks and uncertainties. Actual results, performance or achievements of Save Food could differ materially from those described in or implied by the statements in this press release. The forward-looking statements contained or implied in this press release are subject to other risks and uncertainties, including market conditions and the satisfaction of all conditions to, and the closing of, the offering, as well as those discussed under the heading “Risk Factors” in Save Foods’ annual report on Form 10-K filed with the SEC on March 29, 2021, and in any subsequent filings with the SEC. Except as otherwise required by law, Save Foods undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Save Foods is not responsible for the contents of third-party websites.

MEDIA AND INVESTOR RELATIONS CONTACT

David Palach, CEO | david@savefoods.co